      As filed with the Securities and Exchange Commission on May 10, 1996
                                                       Registration No. 333-2698

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -----------------
                    PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
                                  FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              ----------------

                            KENWOOD BANCORP, INC.
- --------------------------------------------------------------------------------
  (Exact name of registrant as specified in its articles of incorporation)

            Delaware                                  6711                           Being Applied For
- ----------------------------------             -----------------                     -----------------
(State or other jurisdiction of                (Primary Standard                      (I.R.S. Employer
incorporation or organization)      Industrial Classification Code Number)          Identification No.)

                             7711 Montgomery Road
                           Cincinnati, Ohio  45236
                                (513) 791-2834
- --------------------------------------------------------------------------------
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Thomas W. Burns
             Executive Vice President and Chief Executive Officer
                            Kenwood Bancorp, Inc.
                             7711 Montgomery Road
                           Cincinnati, Ohio  45236
                                (513) 791-2834
- --------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

         John P. Soukenik, Esq.                                     Jack A. Selman, Esq.
         Jeffrey D. Haas, Esq.                                      Sneed, Vine, Wilkerson, Selman & Perry
         Elias, Matz, Tiernan & Herrick L.L.P.        and           901 Congress Avenue
         734 15th Street, N.W., 12th Floor                          Austin, Texas  78701
         Washington, D.C.  20005

                            ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

===========================================================================================================
                                                                             PROPOSED
                                                                              MAXIMUM
 TITLE OF EACH CLASS OF             AMOUNT           PROPOSED MAXIMUM        AGGREGATE          AMOUNT OF
    SECURITIES TO BE                TO BE             OFFERING PRICE         OFFERING         REGISTRATION
       REGISTERED                 REGISTERED             PER SHARE           PRICE(1)              FEE
- -----------------------------------------------------------------------------------------------------------
Common Stock, par
 value $.01 per share          204,986 shares(2)         $10.00(2)          $2,049,860         $  706.85
- -----------------------------------------------------------------------------------------------------------
Common Stock, par
 value $.01 per share          183,253 shares(3)         $ 8.55(3)          $1,566,813         $  540.28(3)
- -----------------------------------------------------------------------------------------------------------
    Total                      388,239 shares                               $3,616,673         $1,247.13
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Represents a maximum of 204,986 shares that may be issued in the offering. The registration fee for these shares is calculated in accordance with Rule 457(a).

(3) Represents a maximum of 184,058 shares that may be issued in exchange for shares of common stock of Kenwood Savings and Loan Association (inclusive of shares which may be issued upon exercise of outstanding stock options). The registration fee for these shares is calculated in accordance with Rule 457(f) based upon an assumed exchange ratio of 2.5307 and the book value of a share of Kenwood Savings and Loan Association common stock of $21.65 on December 31, 1995.



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
ITEM 16.      EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

        The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

        (a)   LIST OF EXHIBITS (filed herewith unless otherwise noted)

 1.1*    Engagement Letter dated February 26, 1996 with Charles Webb & Company
 1.2*    Form of Agency Agreement with Charles Webb & Company
 2.1*    Plan of Conversion and Agreement and Plan of Reorganization
 3.1*    Certificate of Incorporation of Kenwood Bancorp, Inc.
 3.2*    Bylaws of Kenwood Bancorp, Inc.
 4.1*    Form of Stock Certificate of Kenwood Bancorp, Inc.
 5.1*    Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities
 8.1*    Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding federal income tax consequences
 8.2 Opinion of Clark, Schaefer, Hackett & Co. regarding Ohio income tax consequences
 8.3*    Opinion of RP Financial, LC. regarding subscription rights
10.1*    1992 Stock Incentive Plan
10.2*    1992 Directors' Stock Option Plan
10.3*    1992 Management Recognition Plan
10.4*    Kenwood Bancorp, Inc. Employee Stock Ownership Plan and Trust
10.5*    Form of Severance Agreement between Kenwood Bancorp, Inc., Kenwood
           Savings Bank and Thomas W. Burns
23.1*    Consent of Clark, Schaefer, Hackett & Co.
23.2*    Consent of Grant Thornton LLP
23.3*    Consent of RP Financial, LC.
23.4*    Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
           Exhibit 5)
23.5     Consent of Clark, Schaefer, Hackett & Co. (included in Exhibit 8.2)
24.1*    Power of Attorney (included in Signature Page of this Registration
           Statement)
99.1*    Proxy Statement and form of proxy for solicitation of stockholders of
           Kenwood Savings and Loan Association
99.2*    Proxy Statement and form of proxy for solicitation of members of
           Kenwood Federal Mutual Holding Company
99.3*    Appraisal Report of RP Financial, LC.
99.4*    Marketing Materials
99.5     Letter of Grant Thornton LLP pursuant to Item 304(a) of Regulation S-K

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*        Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Ohio on May 9, 1996.

                                        KENWOOD BANCORP, INC.


                                        By: /s/ Thomas W. Burns
                                            ---------------------------------
                                             Thomas W. Burns
                                             Executive Vice President and Chief
                                                 Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Name                                      Title                                Date
 -------------------------------           -------------------------------           --------------------
 /s/ Robert P. Isler                       President and Chairman of the                   May 9, 1996
 -------------------------------           Board
 Robert P. Isler*

 /s/ Thomas W. Burns                       Executive Vice President and
 ---------------------------               Chief Executive Officer
 Thomas W. Burns                           (principal executive, financial                 May 9, 1996
                                           and accounting officer)

 /s/ Richard C. Kent                       Director                                        May 9, 1996
 -----------------------------
 Richard C. Kent*

 /s/ Donald G. Ashcraft
 ----------------------------
 Donald G. Ashcraft*                       Director                                        May 9, 1996

 /s/ P. Lincoln Mitchell
 -----------------------------
 P. Lincoln Mitchell*                      Secretary and Director                          May 9, 1996

 /s/ James N. Murphy
 ---------------------------
 James N. Murphy*                          Director                                        May 9, 1996

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*  By Thomas W. Burns, attorny-in-fact